                                 AMENDMENT NO. 1
                              TO THE FIRST RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

     The First Restated Master Distribution Plan (the "Plan"), effective as of July 1, 2004, and as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective December 20, 2007, as follows:

     WHEREAS, the parties desire to amend the Plan to reflect the addition of Investor Class Shares of AIM Structured Core Fund;

     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                               THE FIRST RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM COUNSELOR SERIES TRUST            CHARGE     FEE        FEE
--------------------------           -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM Structured Core Fund              0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM EQUITY FUNDS                      CHARGE     FEE        FEE
----------------                     -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM Capital Development Fund          0.00%     0.25%      0.25%
AIM Large Cap Basic Value Fund        0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM INTERNATIONAL MUTUAL FUNDS        CHARGE     FEE        FEE
------------------------------       -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM International Core Equity Fund    0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM INVESTMENT FUNDS                  CHARGE     FEE        FEE
--------------------                 -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM Global Health Care Fund           0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM SECTOR FUNDS                      CHARGE     FEE        FEE
----------------                     -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM Energy Fund                       0.00%     0.25%      0.25%
AIM Financial Services Fund           0.00%     0.25%      0.25%
AIM Gold & Precious Metals Fund       0.00%     0.25%      0.25%
AIM Leisure Fund                      0.00%     0.25%      0.25%
AIM Utilities Fund                    0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
                                      BASED    MAXIMUM    MAXIMUM
                                      SALES    SERVICE   AGGREGATE
AIM STOCK FUNDS                       CHARGE     FEE        FEE
---------------                      -------   -------   ---------
PORTFOLIO - INVESTOR CLASS SHARES
AIM S&P 500 Index Fund                0.00%     0.25%      0.25%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December 20, 2007


                                        2